Exhibit 10.10

SUBSIDIARY GUARANTY AGREEMENT

SUBSIDIARY GUARANTY AGREEMENT dated as of April 30, 2012, among each of the Subsidiaries listed on Schedule I hereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of JTH HOLDING, INC., a Delaware corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Revolving Credit and Term Loan Agreement dated as of April 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent, as Issuing Bank and as Swingline Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Each of the Guarantors is a direct or indirect wholly-owned Domestic Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guaranty Agreement in the form hereof.  As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guaranty Agreement (as amended, modified or supplemented from time to time, this “Agreement”).

Accordingly, the parties hereto agree as follows:

Section 1.  Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations, including without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the

Credit Agreement and the other Loan Documents; (iii) the due and punctual payment and performance of all Hedging Obligations of any Loan Party entered into with a Specified Hedge Provider; and (iv) the due and punctual payment and performance of all Treasury Management Obligations entered into with a Specified Treasury Management Provider (the Administrative Agent, the Lenders, the Issuing Bank, each Specified Hedge Provider and each Specified Treasury Management Provider, collectively the “Guaranteed Parties,” and each individually, a “Guaranteed Party”) (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Section 2.  Obligations Not Waived.  To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of any instruments, agreements or documents executed in connection with any Hedging Transaction entered into with a Specified Hedge Provider (each such document, a “Hedging Document”), (iii) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of any instruments, agreements or documents executed in connection with a Treasury Management Obligation entered into with a Specified Treasury Management Provider (each such document, a “Treasury Document”), (iv) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, Hedging Document, Treasury Document or any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (v) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

Section 3.  Security.  Each of the Guarantors authorizes the Administrative Agent and each of the Guaranteed Parties to (a) take and hold security for payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

Section 4.  Guaranty of Payment.  Each Guarantor further agrees that its guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Guaranteed Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Guaranteed Party in favor of the Borrower or any other Person.

Section 5.  No Discharge or Diminishment of Guaranty.  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, Hedging Document, Treasury Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations or pursuant to Section 13 hereof).

Section 6.  Defenses of Borrower Waived.  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations.  The Administrative Agent and the Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash.  Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.  Each Guarantor hereby waives all rights afforded such Guarantor under Sections 49-25 and 49-26 of the Code of Virginia (1950), as amended.

Section 7.  Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Guaranteed Parties in cash the amount of such unpaid and overdue Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations.  In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations.  If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Administrative Agent and the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 8.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 9.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 7), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Guaranteed Party under this Agreement, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 10.  Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 7) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold to satisfy a claim of any Guaranteed Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 9, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 23, the date of the Supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 10 shall be subrogated to the rights of such Claiming Guarantor under Section 9 to the extent of such payment.

Section 11.  Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 9 and Section 10 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.  No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 12.  Representations and Warranties.  Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

Section 13.  Termination.  The guarantees made hereunder (i) shall terminate without the necessity of any further action by any party hereto upon Payment In Full of the Obligations and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.  In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.  Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Hedging Transactions and Treasury Management Obligations unless the Administrative Agent has received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Hedge Provider or Specified Treasury Management Provider, as the case may be.

Section 14.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective permitted successors and assigns.  This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Guaranteed Parties, and their respective permitted successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).  If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released automatically from its obligations under this Agreement without the necessity of any further action by any party hereto.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 15.  Waivers; Amendment.

(a)           No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand and the Administrative Agent or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, or under any Loan Document, Hedging Document or Treasury Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies of the Administrative Agent hereunder and of the Guaranteed Parties under the other Loan Documents, the Hedging Documents and the Treasury Documents, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

Section 17.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.  All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto or any subsequent address described in a written notice given as provided in Section 10.1 of the Credit Agreement.

Section 18.  Survival of Agreement; Severability.

(a)           All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b)           In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 19.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 14), and shall become effective as provided in Section 14.  Delivery of an executed signature page to this Agreement by facsimile transmission or by email as a pdf shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 20.  Rules of Interpretation. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

Section 21.  Jurisdiction; Consent to Service of Process.

(a)           Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Virginia, Norfolk Division and any state court sitting in the City of Virginia Beach, Virginia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Hedging Document or any Treasury Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Virginia state court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against another party or its properties in the courts of any jurisdiction.

(b)           Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in Section 21(a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 22.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

AGREEMENT, OR ANY OTHER LOAN DOCUMENT, HEDGING DOCUMENT OR TREASURY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE HEDGING DOCUMENTS OR THE TREASURY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

Section 23.  Additional Guarantors.  Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Loan Party by executing and delivering to the Administrative Agent an instrument in the form of Annex I (each, a “Joinder Agreement”).  Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of a Joinder Agreement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 24.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Guaranteed Party and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) owned by such Guarantor at any time held and other Indebtedness at any time owing by such Guaranteed Party or the Issuing Bank to or for the credit or the account of any Guarantor against any or all of the obligations of such Guarantor now or hereafter existing under this Agreement, the other Loan Documents, the Hedging Documents or the Treasury Documents held by such Guaranteed Party or the Issuing Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document, Hedging Document or Treasury Document, and although such obligations may be unmatured.  The rights of each Guaranteed Party and the Issuing Bank under this Section 24 are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Party or the Issuing Bank, as the case may be, may have.

Section 25.  Savings Clause.

(a)           It is the intent of each Guarantor and the Administrative Agent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i)            in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within one year from the date on which any of the Guaranteed

Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)           in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)          in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b)           The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Guaranteed Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”.  To the extent set forth in Section 25(a) (i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Guaranteed Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c)           This Section 25 is intended solely to preserve the rights of the Administrative Agent and the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 25 as against the Administrative Agent or Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

JTH TAX, INC.

By:		/s/Mark Baumgartner
Mark Baumgartner
Vice President and Chief Financial Officer

LTS PROPERTIES, LLC, a Virginia limited
liability company

By:		JTH TAX, INC.

	By:	/s/Mark Baumgartner
Mark Baumgartner
Vice President and Chief Financial Officer

LTS SOFTWARE INC., a Virginia corporation

By:		/s/Mark Baumgartner
Name:		Mark Baumgartner
Title:		Chief Financial Officer

WEFILE INC., a Virginia corporation

By:		/s/Kathleen Curry
Name:		Kathleen Curry
Title:		President

JTH FINANCIAL, LLC, a Virginia limited
liability company

By:		JTH HOLDING, INC.

	By:	/s/Mark Baumgartner
Mark Baumgartner
Vice President and Chief Financial Officer

[Signature Page to Subsidiary Guaranty]

SUNTRUST BANK, as
Administrative Agent

By:	/s/David Bennett
Name:	David A. Bennett
Title:	Vice President

Acknowledged and agreed to:

JTH HOLDING, INC., a Delaware corporation

By:	/s/Mark Baumgartner
Name:	Mark Baumgartner
Title:	Vice President and Chief Financial Officer

[Signature Page to Subsidiary Guaranty]

SCHEDULE I TO THE

SUBSIDIARY GUARANTY AGREEMENT

Guarantor(s)

Guarantors	Address

JTH Tax, Inc.	1716 Corporate Landing Parkway Virginia Beach, VA 23454

WeFile Inc.	1716 Corporate Landing Parkway Virginia Beach, VA 23454

LTS Software Inc.	1716 Corporate Landing Parkway Virginia Beach, VA 23454

LTS Properties, LLC	1716 Corporate Landing Parkway Virginia Beach, VA 23454

JTH Financial, LLC	1716 Corporate Landing Parkway Virginia Beach, VA 23454

ANNEX 1 TO THE

SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO.  [   ] dated as of [                 ], to the Subsidiary Guaranty Agreement (the “Guaranty Agreement”) dated as of April [     ], 2012, among each of the Subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of JTH Holding, Inc., a Delaware corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

A.            Reference is made to the Revolving Credit and Term Loan Agreement dated as of April 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent, as Issuing Bank and as Swingline Lender.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C.            The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary Loan Party.  Section 23 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

Section 1.  In accordance with Section 23 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it (but not the other Guarantors) as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor.  The Guaranty Agreement is hereby incorporated herein by reference.

Section 2.  The New Guarantor represents and warrants to the Administrative Agent and the Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.  This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a pdf shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.  Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

Section 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

Section 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.  All communications and notices hereunder shall be in writing and given as provided in Section 17 of the Guaranty Agreement.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

Section 8.  The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

(Signatures on following page)

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:

Name:

Title:

Address:

SUNTRUST BANK, as

Administrative Agent

By:

Name:

Title: